Exhibit 10.22

RESTRICTION AGREEMENT

This RESTRICTION AGREEMENT (the “Agreement”) is entered into as of September [      ], 2008 by and between Granahan McCourt Acquisition Corporation, a Delaware corporation (the “Company”), and [      ] (the “Holder”).

WHEREAS, the Holder currently serves as [      ] of the Company;

WHEREAS, as of the date of this Agreement, the Holder holds [      ] shares of common stock, par value $.0001 per share, of the Company (the “Common Stock”) first acquired by such Holder pursuant to a Subscription Agreement, dated as of July 20, 2006, or from another person who first acquired such shares pursuant to such a Subscription Agreement (the shares of Common Stock so acquired and held by the Holder as of the date of this Agreement, the “Applicable Shares”);

WHEREAS, the Company and Pro Brand International, Inc., a Georgia corporation (“PBI”), are parties to an Agreement and Plan of Merger, dated as of April 24, 2008 (the “Original Merger Agreement”);

WHEREAS, the parties to the Merger Agreement have amended the Original Merger Agreement pursuant to that certain Amendment No. 1, dated as of September [      ], 2008 (the Original Merger Agreement, as so amended, the “Merger Agreement”);

WHEREAS, the Merger Agreement (i) provides that, at the “Effective Time” (as defined in the Merger Agreement), a subsidiary of the Company will merge with and into PBI (such merger, the “Merger”), (ii) provides that those persons who, immediately prior to the Effective Time, are shareholders and option holders of PBI will receive additional consideration (payable in cash and/or shares of Common Stock) (the “Earn-Out Consideration”) if, following the Effective Time, PBI attains certain performance levels specified in the Merger Agreement and (iii) makes it a closing condition in favor of PBI that the Company and the Holder enter into and deliver this Agreement; and

WHEREAS, the Holder desires that the Company cause the Merger to be consummated, and, accordingly, is willing to subject the Applicable Shares to the transfer and forfeiture restrictions contained herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and the Holder hereby agree as follows:

1.                                       Restrictions on Transfer of Shares of Common Stock.

(a)                                  Subject to Section 2 of this Agreement, the Applicable Shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of or encumbered (such restrictions, collectively, the “Transfer Restrictions,” and the sale, transfer, pledge, hypothecation or other disposition or encumbrance of the Applicable Shares, a “Transfer”

(including corollary terms)); provided, however, that the Transfer Restrictions shall not apply to the Transfer of all or any portion of the Applicable Shares [(1)] prior to the consummation of a Business Combination (as such term is defined in the Fourth Amended and Restated Certificate of Incorporation of the Company) to a person that is neither a director, officer, employee of the Company, nor a family member or affiliate of the Holder, nor a director, officer or employee of the Company (it being understood and agreed that the Transfer Restrictions shall cease to apply to any holder of Applicable Shares to whom such shares have been Transferred in accordance with this clause [(1)]) [and [(2)] pursuant to Section 7 of the Stock Purchase Agreement to which the Holder and David C. McCourt, dated as of [GS:  April 24, 2008] [PT:  March 25, 2008] are parties (it being understood and agreed that the Transfer Restrictions shall continue to apply to the holder of the Applicable Shares to whom such shares have been Transferred in accordance with this clause (2))].(1)  Any purported Transfer of the Applicable Shares not in compliance with this Agreement shall be void and of no effect.  For the avoidance of doubt and notwithstanding anything to the contrary in that certain Registration Rights Agreement (the “Registration Rights Agreement”), dated as of [      ], 2006, by and among the Company and [      ], for so long as Transfer Restrictions apply with respect to an Appplicable Share, such Applicable Share shall not be deemed a “Registrable Security” (as such term is defined in the Registration Rights Agreement), nor shall such Applicable Share otherwise be eligible for registration under the Securities Act.

(b)                                 In order to facilitate the transactions contemplated by this Agreement, the Holder agrees, during the applicability of Transfer Restrictions with respect to any Applicable Share, to cede possession of such Applicable Share to the Company and to deliver to the Company share certificate(s), stock powers and/or such other documentation reasonably acceptable to the Company to evidence such cessation of possession.  Except as provided in Section 4 (relating to the forfeiture of Applicable Shares), the parties hereto agree that this Agreement is not a pledge, that the Company has no security or ownership interest in the Applicable Shares, and that the Holder may regain possession of his Applicable Shares upon the lapse of the Transfer Restrictions as hereinafter set forth.  Upon and to the extent of the lapse of the Transfer Restrictions, the Company shall deliver possession of the Applicable Shares to the Holder (or the Holder’s permissible transferee, as the case may be).

2.                                       Lapse of the Transfer Restrictions.

(a)                                  The Transfer Restrictions on the Applicable Shares shall lapse as follows:

(i)                                     At the time that it is determined whether a Year One Earnout Payment has been earned pursuant to the Merger Agreement, a number of the Applicable Shares shall be released from the Transfer Restrictions, such number to

(1)                                  GMAC:  Clause 2 applies only to Patrick Tangney and Gopi Sundaram.

be determined by multiplying one third of the number of Applicable Shares, rounded to the nearest whole share (the “Year One Eligible Shares”), by a fraction, the numerator of which is the amount of the Year One Earnout Payment and the denominator of which is $12,000,000.  Any of the Year One Eligible Shares not so released (the “Year One Carryforward Shares”) shall be included in the formula set forth in clause (ii) below.

(ii)                                  At the time that it is determined whether a Year Two Earnout Payment has been earned pursuant to the Merger Agreement, a number of the Applicable Shares shall be released from the Transfer Restrictions, such number to be determined by multiplying (x) the sum of one third of the number of Applicable Shares, rounded to the nearest whole share, plus the number of Year One Carryforward Shares (collectively, the “Year Two Eligible Shares’) by (y) a fraction, the numerator of which is the amount of the Year Two Earnout Payment and the denominator of which is the Applicable Earnout Cap applicable to the Year Two Earnout Payment.

(iii)                               At the time that it is determined whether a Year Three Earnout Payment has been earned pursuant to the Merger Agreement, a number of the Applicable Shares shall be released from the Transfer Restrictions, such number to be determined by multiplying (x) the remaining number of Applicable Shares that have not been released from the Transfer Restrictions pursuant to clauses (i) and (ii) of this Section 2 (the “Year Three Eligible Shares”) by (y) a fraction, the numerator of which is the amount of the Year Three Earnout Payment and the denominator of which is the Applicable Earnout Cap applicable to the Year Three Earnout Payment.

(iv)                              If fewer than all of the Year Three Eligible Shares have been released from the Transfer Restrictions, then a percentage of the Applicable Shares that then remain subject to Transfer Restrictions shall automatically be released from the Transfer Restrictions on each date, if any, on which the Company makes additional earnout payments (subsequent to the Earnout Payment in respect of Year Three) in accordance with the Merger Agreement, such percentage to be determined by multiplying the Applicable Shares that remain subject to Transfer Restrictions immediately following application of clause (iii) of this Section 2(a) with the fraction obtained by dividing (x) the aggregate amount of additional earnout payments made on such date by (y) the Shortfall Amount.

(b)                                 If any portion of the Applicable Shares is to be released from the Transfer Restrictions by reason of Earn-Out Consideration having been earned, the date on which such portion of the Applicable Shares shall be so released shall be the same date as the date on which the Earn-Out Consideration is paid.

(c)                                  Subject to the remainder of this Section 2(c), with respect to each of Year One, Year Two and Year Three (each, a “Year”), to the extent the Company (in the Company’s sole discretion) believes that the Holder will not be able to liquidate the

Applicable Shares that are released from the Transfer Restrictions, the Company shall use its commercially reasonable efforts to facilitate the Holder’s ability to liquidate the Applicable Shares that are released from the Transfer Restrictions with respect to such Year, which efforts may (in the Company’s sole discretion) include, but are not intended to be limited to, (i) registration of the Applicable Share so as to permit them to be sold on the open market or (ii) repurchase of the Applicable Shares by the Company or an affiliate of the Company; provided, that in no event shall the Company be obligated to repurchase any of the Applicable Shares if doing so is not permitted under any credit agreement or other instrument to which the Company is a party.

3.                                       Dividends; Distributions; Voting Rights.  For as long as any Applicable Shares are subject to the Transfer Restrictions set forth herein, dividends (whether cash or shares) and other distributions payable with respect to the Applicable Shares shall be paid to, and held by the Company, and shall be subject to the Transfer Restrictions and forfeiture provisions set forth herein to the same extent such restrictions and provisions apply to the Applicable Shares to which such dividends and other distributions relate.  Notwithstanding the forgoing sentence, any dividends and other distributions  payable with respect to an Applicable Share in connection with an Exit Transaction  shall be paid to the Holder of such Applicable Shares (or the Holder’s permissible transferee, as the case may be).  For purposes hereof “Exit Transaction” shall mean  (i) any sale, conveyance or other disposition, directly or indirectly, of all or substantially all of the Company’s assets or business to a third person, (ii) the merger of the Company into or consolidation with any other entity (other than the consummation of the Merger) or (iii) any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company immediately prior to such event is transferred to a third person.  For as long as any Applicable Shares are subject to the Transfer Restrictions set forth herein, except as expressly provided herein, the holder of an Applicable Share shall retain all rights with respect to such Applicable Share, including, without limitation, voting rights.

4.                                       Forfeiture.  Any Applicable Share as to which the Transfer Restrictions have not been released shall automatically, and without any payment to the Holder, be forfeited by the Holder, and such share shall be returned to the treasury of the Company if and when the shareholders and option holders of PBI no longer having any right to any future Earn-Out Consideration.

5.                                       Effect of Termination of the Merger Agreement.  If the parties to the Merger Agreement terminate the Merger Agreement or otherwise abandon the consummation of the Merger, this Agreement shall cease to be of force and effect.

6.                                       Miscellaneous.

(a)                                  Notices.  Every notice relating to this Agreement shall be in writing and shall be provided in the manner set forth in the Merger Agreement.  Notices to the Holder shall be provided to the most recent home address of the Holder contained in the records of the Company.

(b)                                 Binding Effect/Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns.  Notwithstanding the provisions of the immediately preceding sentence, the Holder shall not assign all or any portion of this Agreement without the prior written consent of the Company.

(c)                                  Severability.  If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

(d)                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to the principles of conflict of laws.

(e)                                  Modifications and Waivers.  No provision of this Agreement may be modified, altered or amended except by an instrument in writing executed by the parties hereto.  No waiver by any party hereto of any breach by any other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.  To the extent the Company agrees to any modification, alteration or amendment, or grants any waiver under a substantially similar restriction agreement between the Company and another holder of shares of common stock of the Company, the Company shall agree to a corresponding modification, alteration or amendment to, or grant a corresponding waiver under, this Agreement.

(f)                                          Headings; Capitalized Terms.  The headings contained herein are solely for the purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.  Capitalized terms used in this Agreement but not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement.

(g)                                       Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by authority of its Board of Directors, and the Holder has hereunto set his hand, in each case effective as of the day and year first above written.

GRANAHAN MCCOURT
ACQUISITION CORPORATION

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